Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(925,240)
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,162,636
Dividend Income	77,186
Interest Income	62,443
ETF Transaction Fees	350
Total Income (Loss)	$1,377,375

Expenses
General Partner Management Fees	$20,187
Professional Fees	15,928
Brokerage Commissions	481
Directors' Fees and insurance	560
License fees	504
Total Expenses	$37,660
Net Income (Loss)	$1,339,715

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/25	$38,396,387
Withdrawals ((50,000) Shares)	(1,696,684)
Net Income (Loss)	1,339,715

Net Asset Value End of Month	$38,039,418
Net Asset Value Per Share (1,150,000 Shares)	$33.08

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596